Energy XXI Reports Fiscal Third-Quarter Results

•	Acquisition of EPL Oil & Gas nears completion
•	West Delta 73 program continues to deliver solid results with El Diente well
•	Black Widow well at West Delta 30 finds 100 feet of pay
•	Divestiture of non-operated assets nets nearly $100 million in cash

HOUSTON – April 30, 2014 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal third-quarter results and provided an update on activities in the Gulf of Mexico.

For the 2014 fiscal third quarter, Energy XXI reported adjusted earnings before interest and other, taxes, depreciation, depletion and amortization (adjusted EBITDA) of $178.8 million. Net income available for common stockholders for the quarter was $4.4 million, or $0.06 per diluted share, on revenues of $285.2 million. Excluding one-time charges associated with acquisitions and divestitures, net income available to common stockholders was $13.5 million, or $0.19 per diluted share.

Production for the 2014 fiscal third quarter averaged 42,300 barrels of oil equivalent per day (BOE/d) net, 28,400 barrels per day (Bbl/d) or 67 percent of which was oil. Current production approximates 41,000 BOE/d, which reflects the April 1, 2014 sale of non-operated properties that had been producing approximately 2,000 BOE/d.

“As expected, our fiscal third quarter was a transitional period with limited drilling activity and higher production shut-ins due to rig moves,” Energy XXI Chairman and Chief Executive Officer John Schiller said. “The transition is almost complete, and we will be doubling our development drilling activity with the addition of two operated rigs, which should position the company for organic growth in our new fiscal year.”

Operations Update

At West Delta 73 (100% WI/ 83% NRI), the El Diente well was completed and brought online in February. El Diente was drilled to 10,462 feet measured depth (MD)/ 8,080 feet total vertical depth (TVD), including a 1,190-foot lateral into the F-35 sand. El Diente came online at 500 Bbl/d of oil and 188 thousand cubic feet per day (Mcf/d) of natural gas, with flowing tubing pressure of 460 psi. Upon completion of El Diente, the rig was moved to the West Delta 73 “B” platform, where it is preparing to drill the Scully horizontal oil well to 10,500 feet MD/ 8,650 feet TVD, including a planned 1,000-foot lateral targeting the F-35 sand. A newly installed second rig at West Delta 73 is preparing to drill the Columbo horizontal oil well to 10,585 feet MD/ 8,065 feet TVD, including a 1,000-foot lateral into the F-35 sand.

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At West Delta 30 (100% WI/ 87% NRI), the Black Widow well has been drilled, completed and currently is under test and producing 400 BOE/d. Black Widow was drilled to 3,440 feet MD/ 2,797 feet TVD and encountered 100 feet of pay. Black Widow is the first of a multi-well development program at West Delta 30, to be followed by Banshee, which is being drilled to 3,675 feet MD/ 2,785 feet TVD. The first horizontal well at West Delta 30, Crusader, is expected to be drilled after Banshee, to 5,975 feet MD/ 4,300 feet TVD, including a 700-foot lateral.

“The West Delta 30 development program represents the first drilling in this giant oil field in nine years, targeting overlooked pay sands as shallow as 2,600 feet,” Executive Vice President of Operations Ben Marchive said. “Our field study has yielded nearly 60 potential drilling locations, including 45 potential horizontal wells.”

In the Main Pass 61 field (100% WI/ 78% NRI), the Don Carlos well was drilled to 10,450 feet MD/ 8,161 feet TVD, and was brought online in early January with oil production of 1,250 Bbl/d from dual completions into the BA-4B and BA-4AA sands. Punch, an oil development well spud in early April following rig maintenance, is being drilled to 9,900 feet MD/ 8,450 feet TVD, also targeting the BA-4AA oil sands.

Acquisitions and Divestitures

In mid-March, Energy XXI and EPL Oil & Gas, Inc. announced the signing of a definitive merger agreement pursuant to which Energy XXI will acquire all of EPL's outstanding shares for total consideration of $2.3 billion, including the assumption of debt. As a result of the merger, Energy XXI will become the largest public independent producer on the Gulf of Mexico shelf.

Energy XXI and EPL have established a record date of April 21, 2014 and a meeting date of May 30, 2014 for the special meetings of their respective shareholders. The merger is expected to be completed on or about June 3, 2014.

“We are excited to be nearing the completion of this transformative acquisition,” Schiller said. “The teams are working together to high-grade oil development projects and looking at ways to capitalize on additional synergies beyond the approximate $50 million of potential annual savings already identified.”

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On April 1, 2014, Energy XXI sold its non-operated interests in Eugene Island 330 and South Marsh Island 128 to M21K, LLC, a joint venture in which the company owns a 20 percent interest, for $123 million in cash, approximately $100 million net to Energy XXI. The two assets included recent production of approximately 2,000 BOE/d and proved reserves of 4.7 million BOE.

“Divestiture of these non-operated assets is consistent with our focus on putting capital to work in fields where we operate and can drive growth in reserves, production and value,” Schiller said.

Capital Expenditures

During the 2014 fiscal third quarter, capital expenditures totaled $186.6 million, with $41.8 million in exploration and $144.8 million in development and other costs. Acquisitions added another $22.5 million of expenditures for the fiscal third quarter.

Conference Call Tomorrow, May 1, at 9 a.m. CDT, 3 p.m. London Time

Energy XXI will host its fiscal third-quarter conference call tomorrow, May 1, at 9 a.m. CDT (3 p.m. London time). The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 800 028 8438 (U.K.), and the confirmation code is 31378048. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

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ENERGY XXI (BERMUDA) LIMITED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In Thousands, except per share information)

(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measure: Adjusted EBITDA. The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013

Net Income as Reported	$7,292	$40,436	$60,926	$100,028

Interest expense-net	41,833	27,159	108,724	79,914
Depreciation, depletion and amortization	99,899	88,727	303,628	279,378
Income tax expense	14,565	29,688	50,559	65,418

EBITDA	163,589	186,010	523,837	524,738

Adjustments to EBITDA Accretion of asset retirement obligation	6,066	7,649	20,817	23,057
Acquisition and divestiture expenses	9,100	-	9,100	-

Adjusted EBITDA	$178,755	$193,659	$553,754	$547,795

Weighted Average Number of Common Shares Outstanding
Basic	70,437	79,365	73,415	79,280
Diluted	70,502	87,516	73,493	87,471

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ENERGY XXI (BERMUDA) LIMITED

CONSOLIDATED BALANCE SHEETS

(In Thousands, except share information)

	March 31,	June 30,
	2014	2013
	(Unaudited)
Current Assets
Cash and cash equivalents	$303,702	$—
Restricted cash	325	—
Accounts receivable
Oil and natural gas sales	129,604	132,521
Joint interest billings	5,210	9,505
Insurance and other	8,494	6,745
Prepaid expenses and other current assets	24,204	50,738
Derivative financial instruments	3,393	38,389
Total Current Assets	474,932	237,898
Property and Equipment
Oil and natural gas properties - full cost method of accounting, including $263.2 million and $422.6 million of unevaluated properties not being amortized at March 31, 2014 and June 30, 2013, respectively	3,625,788	3,289,505
Other property and equipment	16,888	17,003
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	3,642,676	3,306,508
Other Assets
Derivative financial instruments	966	21,926
Equity investments	17,344	12,799
Debt issuance costs, net of accumulated amortization and other assets	45,198	32,580
Total Other Assets	63,508	67,305
Total Assets	$4,181,116	$3,611,711
LIABILITIES
Current Liabilities
Accounts payable	$207,111	$219,610
Accrued liabilities	112,169	105,192
Notes payable	3,037	22,524
Deferred income taxes	—	20,517
Asset retirement obligations	30,457	29,500
Derivative financial instruments	2,593	40
Current maturities of long-term debt	10,896	19,554
Total Current Liabilities	366,263	416,937
Long-term debt, less current maturities	2,015,956	1,350,491
Deferred income taxes	191,640	140,804
Asset retirement obligations	264,029	258,318
Derivative financial instruments	2	—
Other liabilities	10,461	7,915
Total Liabilities	2,848,351	2,174,465
Stockholders’ Equity
Preferred stock, $0.001 par value, 7,500,000 shares authorized at March 31, 2014 and June 30, 2013, respectively
7.25% Convertible perpetual preferred stock, 8,000 shares issued and outstanding at March 31, 2014 and June 30, 2013, respectively	—	—
5.625% Convertible perpetual preferred stock, 812,760 and 813,188 shares issued and outstanding at March 31, 2014 and June 30, 2013, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 77,670,043 and 79,425,473 shares issued and 70,340,943 and 76,485,910 shares outstanding at March 31, 2014 and June 30, 2013, respectively	388	397
Additional paid-in capital	1,530,414	1,512,311
Accumulated deficit	(3,281)	(29,352)
Accumulated other comprehensive income (loss), net of income taxes	(4,794)	26,552
Treasury stock, at cost, 7,329,100 and 2,938,900 shares at March 31, 2014 and June 30, 2013, respectively	(189,963)	(72,663)
Total Stockholders’ Equity	1,332,765	1,437,246
Total Liabilities and Stockholders’ Equity	$4,181,116	$3,611,711

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ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)

(Unaudited)

	Three Months		Nine Months
	Ended March 31,		Ended March 31,
	2014	2013	2014	2013
Revenues
Crude oil sales	$249,955	$274,364	$801,414	$807,518
Natural gas sales	35,228	29,410	105,177	87,002
Total Revenues	285,183	303,774	906,591	894,520

Costs and Expenses
Lease operating	83,624	86,305	263,176	254,708
Production taxes	1,090	1,352	3,677	3,765
Gathering and transportation	5,700	4,411	17,023	18,500
Depreciation, depletion and amortization	99,899	88,727	303,628	279,378
Accretion of asset retirement obligations	6,066	7,649	20,817	23,057
General and administrative expense	24,208	16,092	65,578	59,299
Loss (gain) on derivative financial instruments	(205)	(632)	6, 958	5,755
Total Costs and Expenses	220,382	203,904	680,857	644,462

Operating Income	64,801	99,870	225,734	250,058

Other Income (Expense)
Loss from equity method investees	(1,111)	(2,587)	(5,525)	(4,698)
Other income - net	867	523	2,302	1,425
Interest expense	(42,700)	(27,682)	(111,026)	(81,339)
Total Other Expense	(42,944)	(29,746)	(114,249)	(84,612)

Income Before Income Taxes	21,857	70,124	111,485	165,446

Income Tax Expense	14,565	29,688	50,559	65,418
Net Income	7,292	40,436	60,926	100,028
Preferred Stock Dividends	2,872	2,873	8,617	8,623
Net Income Available for Common Stockholders	$4,420	$37,563	$52,309	$91,405

Earnings per Share
Basic	$0.06	$0.47	$0.71	$1.15
Diluted	$0.06	$0.46	$0.71	$1.14

Weighted Average Number of Common Shares Outstanding
Basic	70,437	79,365	73,415	79,280
Diluted	70,502	87,516	73,493	87,471

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ENERGY XXI (BERMUDA) LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months		Nine Months
	Ended March 31,		Ended March 31,
	2014	2013	2014	2013

Cash Flows From Operating Activities
Net income	$7,292	$40,436	$60,926	$100,028
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	99,899	88,727	303,628	279,378
Deferred income tax expense	14,325	25,625	47,197	58,439
Change in derivative financial instruments
Proceeds from derivative instruments	—	574	—	735
Other – net	(185)	(5,318)	(549)	(19,336)
Accretion of asset retirement obligations	6,066	7,649	20,817	23,057
Loss from equity method investees	1,111	2,587	5,525	4,698
Amortization of debt discount and issuance costs	5,160	1,910	9,715	5,708
Stock-based compensation	1,321	483	5,292	2,139
Changes in operating assets and liabilities
Accounts receivable	3,552	(1,858)	20,551	(9,254)
Prepaid expenses and other current assets	21,911	19,541	28,130	40,263
Settlement of asset retirement obligations	(12,231)	(4,761)	(46,269)	(29,570)
Accounts payable and accrued liabilities	35,995	34,314	(9,047)	(4,740)
Net Cash Provided by Operating Activities	184,216	209,909	445,916	451,545

Cash Flows from Investing Activities
Acquisitions	(22,518)	(112,566)	(35,082)	(153,722)
Capital expenditures	(186,597)	(184,504)	(574,824)	(563,554)
Contributions to equity investees		(503)	(11,694)	(16,027)
Return of (transfer to) restricted cash	421	—	(325)	—
Proceeds from the sale of properties		—	1,748	—
Other	696	(409)	624	(54)
Net Cash Used in Investing Activities	(207,998)	(297,982)	(619,553)	(733,357)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	439	499	3,844	5,259
Discount on convertible debt allocated to additional paid-in capital		—	63,432	—
Repurchase of company common stock	(30,772)	—	(184,263)	—
Dividends to shareholders – common	(8,440)	(5,556)	(26,238)	(16,659)
Dividends to shareholders – preferred	(2,872)	(2,873)	(8,617)	(8,623)
Proceeds from long-term debt	275,074	532,990	2,039,759	1,142,439
Payments on long-term debt	(263,500)	(447,653)	(1,391,379)	(928,914)
Debt issuance costs	(276)	—	(19,199)	—
Other	3	—	—	1,452
Net Cash Provided by (Used in) Financing Activities	(30,344)	77,407	477,339	194,954

Net Increase (Decrease) in Cash and Cash Equivalents	(54,126)	(10,666)	303,702	(86,858)
Cash and Cash Equivalents, beginning of period	357,828	40,895	—	117,087
Cash and Cash Equivalents, end of period	$303,702	$30,229	$303,702	$30,229

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ENERGY XXI (BERMUDA) LIMITED

CONSOLIDATED OPERATIONAL INFORMATION (Unaudited)

	Quarter Ended
Operating Highlights	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	June 30, 2013	Mar. 31, 2013
	(In Thousands, Except per Unit Amounts)
Operating revenues
Crude oil sales	$254,641	$263,626	$290,965	$270,623	$273,280
Natural gas sales	37,562	31,138	32,584	38,630	27,070
Hedge gain (loss)	(7,020)	2,052	1,043	5,072	3,424
Total revenues	285,183	296,816	324,592	314,325	303,774
Percent of operating revenues from crude oil
Prior to hedge gain	87%	89%	90%	88%	91%
Including hedge gain	88%	88%	89%	87%	90%
Operating expenses
Lease operating expense
Insurance expense	6,410	7,920	8,496	7,462	7,473
Workover and maintenance	17,797	19,690	14,586	15,622	19,166
Direct lease operating expense	59,417	66,179	62,681	59,371	59,666
Total lease operating expense	83,624	93,789	85,763	82,455	86,305
Production taxes	1,090	1,189	1,398	1,481	1,352
Gathering and transportation	5,700	5,978	5,345	5,668	4,411
DD&A	99,899	103,513	100,216	96,846	88,727
General and administrative	24,208	17,698	23,672	12,299	16,092
Other – net	5,861	13,147	8,767	3,829	7,017
Total operating expenses	220,382	235,314	225,161	202,578	203,904
Operating income	$64,801	$61,502	$99,431	$111,747	$99,870
Sales volumes per day
Natural gas (MMcf)	83.7	89.3	100.8	107.4	89.4
Crude oil (MBbls)	28.4	30.2	29.7	28.9	28.6
Total (MBOE)	42.3	45.1	46.6	46.8	43.5
Percent of sales volumes from crude oil	67%	67%	64%	62%	66%
Average sales price
Natural gas per Mcf	$4.98	$3.79	$3.51	$3.95	$3.37
Hedge gain (loss) per Mcf	(0.31)	0.42	0.30	0.23	0.29
Total natural gas per Mcf	$4.67	$4.21	$3.81	$4.18	$3.66
Crude oil per Bbl	$99.71	$94.85	$106.31	$102.82	$106.11
Hedge gain (loss) per Bbl	(1.83)	(0.50)	(0.63)	1.08	0.42
Total crude oil per Bbl	$97.88	$94.35	$105.68	$103.90	$106.53
Total hedge gain (loss) per BOE	$(1.84)	$0.49	$0.24	$1.19	$0.87
Operating revenues per BOE	$74.85	$71.54	$75.78	$73.78	$77.58
Operating expenses per BOE
Lease operating expense
Insurance expense	1.68	1.91	1.98	1.75	1.91
Workover and maintenance	4.67	4.75	3.41	3.67	4.89
Direct lease operating expense	15.59	15.95	14.63	13.94	15.24
Total lease operating expense per BOE	21.94	22.61	20.02	19.36	22.04
Production taxes	0.29	0.29	0.33	0.35	0.35
Gathering and transportation	1.50	1.44	1.25	1.33	1.13
DD&A	26.22	24.95	23.40	22.73	22.66
General and administrative	6.35	4.27	5.53	2.89	4.11
Other – net	1.54	3.17	2.05	0.90	1.79
Total operating expenses per BOE	57.84	56.73	52.58	47.56	52.08
Operating income per BOE	$17.01	$14.81	$23.20	$26.22	$25.50

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SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements concerning the proposed transaction, its financial and business impact, management's beliefs and objectives with respect thereto, and management's current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words "anticipates," "may," "can," "plans," "believes," "estimates," "expects," "projects," "intends," "likely," "will," "should," "to be," and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur, what impact they will have on the results of operations and financial condition of Energy XXI, EPL or of the combined company. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transaction, the timing of consummation of the proposed transaction, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Energy XXI to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Energy XXI and EPL from time to time, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements included in this press release are made only as of the date hereof. Neither Energy XXI nor EPL undertakes any obligation to update the forward-looking statements included in this press release to reflect subsequent events or circumstances.

About Energy XXI

Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company's properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. Cantor Fitzgerald Europe is Energy XXI's listing broker in the United Kingdom. To learn more, visit the Energy XXI website at www.EnergyXXI.com.

About EPL

Founded in 1998, EPL is an independent oil and natural gas exploration and production company headquartered in Houston, Texas with an office in New Orleans, Louisiana. The Company's operations are concentrated in the U.S. Gulf of Mexico shelf, focusing on the state and federal waters offshore Louisiana. For more information, please visit www.eplweb.com.

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IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger and related transactions will be submitted to the stockholders of both Energy XXI and EPL for their consideration. Energy XXI filed with the SEC a registration statement on Form S-4 that constitutes a preliminary prospectus of Energy XXI that also includes a joint proxy statement for each of Energy XXI and EPL. The registration statement was declared effective by the SEC on April 17, 2014 and Energy XXI and EPL have mailed the final joint proxy statement/prospectus to their respective equity holders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. You may obtain a free copy of the final joint proxy statement/prospectus and other relevant documents filed by Energy XXI and EPL with the SEC at the SEC's website at www.sec.gov. You may also obtain these documents by contacting Energy XXI's Investor Relations department at (713) 351-3175 or via e-mail at IR@energyxxi.com or by contacting EPL's Investor Relations department at (713) 228-0711 or via email at tthom@eplweb.com

Competent Person Disclosure

The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers. Phil Kerig, Director of Corporate Development, is the qualified person who has reviewed and approved the technical information contained in this announcement.

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GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Bbl/d – barrels of oil per day

MMcf/d – million cubic feet of gas per day.

MD – total measured depth of a well.

Net Pay – cumulative hydrocarbon-bearing formations.

NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

TD – target total depth of a well.

TVD –true vertical depth of a well.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI	Cantor Fitzgerald Europe
Stewart Lawrence	Nominated Adviser: David Porter, Rick Thompson
Vice President, Investor Relations and Communications	Corporate Broking: Richard Redmayne
713-351-3006	Tel: +44 (0) 20 7894 7000
slawrence@energyxxi.com

Greg Smith	Pelham Bell Pottinger
Director, Investor Relations	James Henderson
713-351-3149	jhenderson@pelhambellpottinger.co.uk
gsmith@energyxxi.com	Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232

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